UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2014

Starwood Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34436 (Commission File Number)	27-0247747 (IRS Employer Identification No.)

591 West Putnam Avenue Greenwich, CT	06830
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (203) 422-7700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

On April 8, 2014, Starwood Property Trust, Inc. (the “Company”) and its external manager, SPT Management, LLC (the “Manager”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc. and Wells Fargo Securities, LLC  (the “Underwriters”), relating to the issuance and sale of 22,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).  Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 3,300,000 shares of Common Stock, which the Underwriters exercised in full on April 10, 2014.  The Company expects to receive net proceeds from the offering (including the issuance of the option shares) of approximately $563.9 million after deducting its estimated expenses.  The offering is expected to close on April 11, 2014.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated April 8, 2014, among the Company, the Manager and the Underwriters
5.1	Opinion of Foley & Lardner LLP regarding the legality of the shares
23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2014	STARWOOD PROPERTY TRUST, INC.

	By:	/s/ Andrew J. Sossen
	Name:	Andrew J. Sossen
	Title:	Authorized Signatory

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated April 8, 2014, among the Company, the Manager and the Underwriters
5.1	Opinion of Foley & Lardner LLP regarding the legality of the shares
23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1)